Exhibit 10(f)

EXHIBIT A

WAIVER AND AMENDMENT

WAIVER AND AMENDMENT, dated as of November 6, 2003 (this “Waiver and Amendment”), to the Credit Agreement, dated as of June 6, 2002 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Westar Energy, Inc., a Kansas corporation (the “Borrower”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”), JPMorgan Chase Bank, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), Citibank, N.A., as Syndication Agent, and Bank of America, N.A., as Documentation Agent.

WITNESSETH:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement;

WHEREAS, on September 22, 2003, the Borrower redeemed $120,000,000 of its Mandatorily Redeemable Preferred Securities (the “September 22, 2003 Redemption”);

WHEREAS, the Borrower has requested that certain provisions of the Credit Agreement be waived and amended as set forth herein; and

WHEREAS, the Lenders are willing to agree to such waiver and amendment on the terms set forth herein;

NOW THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein that are defined in the Credit Agreement are used herein as therein defined.

2. Waiver. The Lenders hereby waive any breach prior to the date hereof by the Borrower of any provision of Section 6.5(e) of the Credit Agreement caused by the September 22, 2003 Redemption. Any Default or Event of Default resulting from any such breach is hereby waived.

3. Amendment to Section 6.5(e). Section 6.5(e) of the Credit Agreement is hereby amended by deleting such Section in its entirety and inserting in lieu thereof the following new Section 6.5(e):

(e) the Borrower may (i) make Restricted Payments to the extent required by the terms of the Mandatorily Redeemable Preferred Securities existing on the Closing Date and (ii) redeem all or any portion of the Mandatorily Redeemable Preferred Securities existing on the Closing Date with funds not required to be otherwise applied by the terms of this Agreement.

4. Effectiveness; Fees. This Waiver and Amendment shall become effective as of the date hereof (the “Effective Date”) when the Administrative Agent shall have received (a) counterparts hereof duly executed by the Borrower and the Administrative Agent and (b) consent letters authorizing the Administrative Agent to enter into this Waiver and Amendment from the Required Lenders.

5. Representations and Warranties. The Borrower hereby represents and warrants that, after giving effect to this Waiver and Amendment, (a) each of the representations and warranties of each Loan Party in or pursuant to the Loan Documents is true and correct in all material respects, as if made on and as of the date hereof and (b) no Default or Event of Default has occurred and is continuing.

6. Continuing Effect of Credit Agreement. This Waiver and Amendment shall not be construed as a waiver or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Administrative Agent and/or the Lenders. Except as waiver or amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

7. Counterparts. This Waiver and Amendment may be executed in counterparts and all of the said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Waiver and Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

8. GOVERNING LAW. THIS WAIVER AND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

9. Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Waiver and Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Amendment to be executed and delivered by their duly authorized officers as of the date first written above.

WESTAR ENERGY, INC.

By:	/s/ Mark A. Ruelle

Name: Mark A. Ruelle
Title: Exec Vice President, CFO

JPMORGAN CHASE BANK, as Administrative Agent

By:	/s/ Peter M. Ling

Name: Peter M. Ling
Title: Managing Director